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                                 Exhibit 20(a)



                           CAMCO FINANCIAL CORPORATION
                               814 WHEELING AVENUE
                              CAMBRIDGE, OHIO 43725
                                 (614) 432-5641

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         Notice is hereby given that a Special Meeting of Stockholders of Camco Financial Corporation, a Delaware corporation ("Camco Financial"), will be held at _________________, on ________, 1999, at __:00 a.m., Eastern Time (the
"Special Meeting"), for the following purposes, each of which is described in the accompanying Prospectus and Joint Proxy Statement:

         1. To consider and vote upon a proposed amendment to Section Fourth of the Certificate of Incorporation of Camco Financial to increase the authorized number of shares of stock from 9,000,000 to 15,000,000 of which 14,900,000 shares shall be common stock, $1.00 par value per share, and 100,000 shares shall be preferred stock, $1.00 par value per share, as set forth in the accompanying Prospectus and Joint Proxy Statement;

         2. To consider and vote upon the adoption of the Agreement of Merger and Plan of Reorganization dated August 6, 1999, by and among Camco Financial, Westwood Homestead Financial Corporation and The Westwood Homestead Savings Bank, providing for the merger of Westwood Homestead Financial Corporation with and into Camco Financial; and

         3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

                  Only shareholders of Camco Financial at the close of business on ________, 1999, will be entitled to receive notice of and to vote at the Special Meeting and at any adjournments thereof. Whether or not you expect to attend the Special Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Meeting.



                                        By Order of the Board of Directors




                                        Larry A. Caldwell
                                        President and Chief Executive Officer


Cambridge, Ohio
________, 1999